EXHIBIT 99.1

Total Entertainment Restaurant Corp. Reports Financial Results for the Fiscal Quarter Ended June 15, 2004

WICHITA, Kan., July 6, 2004 (PRIMEZONE) -- Total Entertainment Restaurant Corp. (Nasdaq:TENT) announced record revenues for the twelve-week second quarter ended June 15, 2004.

Highlights for the twelve-week second quarter ended June 15, 2004 compared to the twelve-week second quarter ended June 17, 2003:

      -- Total revenues increased 23.3% to $31,141,000
      -- Net loss was $516,000 versus net income of $1,236,000 for the prior period
      -- An asset impairment charge of $2,365,000 ($1,514,000 net of tax or $0.15 per share) was taken during the period
      -- Net income excluding the asset impairment charge was
         $998,000 versus $1,236,000 for the prior period
      -- Diluted loss per share was $0.05 versus diluted earnings per share of $0.12 for the prior period
      -- Diluted earnings per share excluding the asset impairment charge were $0.10 versus $0.12 for the prior period
      -- Average weekly sales per restaurant increased 4.8% to $38,826
      -- New units (open less than 18 months) generated 32.6% higher average weekly sales than units in the 18-month comp base
      -- Comparable store sales decreased 0.2%
      -- Three (3) new units were opened

Highlights for the twenty-four week second quarter ended June 15, 2004 compared to the twenty-four week period ended June 17, 2003:

      -- Total revenues increased 24.3% to $64,988,000
      -- Net income was $2,158,000 versus $3,503,000 for the prior period
      -- An asset impairment charge of $2,365,000 ($1,514,000 net of tax or $0.14 per share) was taken during the period
      -- Net income excluding the asset impairment charge was
         $3,672,000 versus $3,503,000 for the prior period
      -- Diluted earnings per share were $0.21 versus diluted
         earnings per share of $0.34 for the prior period
      -- Diluted earnings per share excluding the asset impairment charge were $0.35 versus $0.34 for the prior period
      -- Average weekly sales per restaurant increased 5.3% to
         $41,106
      -- New units (open less than 18 months) generated 33.0% higher average weekly sales than units in the 18-month comp base
      -- Comparable store sales increased 0.8%
      -- Five (5) new units were opened

Steve Johnson, chief executive officer, stated, "We are pleased with the continued growth of our concept as our overall revenues for the second quarter increased 23% year over year. Commodity price increases contributed to a 170 basis point increase in cost of sales over the prior year which equated to an approximately $.03 per share decline in earnings. A recent menu price increase of 2-3% should help to offset these raw product price escalations. We are also optimistic about the potential for future revenue and comp sales growth with the system-wide introduction of several new menu items that occurred at the beginning of the third quarter."

During the second quarter, the Company opened three (3) new restaurants-Lake Norman, NC; Troy, MI and Omaha, NE bringing the total restaurants opened during the year to five (5). The Company plans to open eleven (11) to twelve (12) new restaurants in 2004. Five (5) units are currently under construction, contracts have been executed on five (5) additional sites, and negotiations have begun on five (5) additional sites.

The Company currently operates 69 restaurants under the "Fox and Hound" and "Bailey's" brand names that each provide a social gathering place offering high quality food, drinks and entertainment in an upscale, casual environment.

Chief Executive Officer, Steven M. Johnson, and Chief Financial Officer, James K. Zielke, will host the conference call at 10:00 a.m. EDT on July 6, 2004 to discuss the fiscal 2004 second quarter earnings release. The call in number is 1-888-455-3620 and the confirmation code is "TENT". A recorded replay of the conference call will be available beginning July 6, 2004 through July 20, 2004. The replay call in number is 1-888-484-8265.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. Our actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to, potential increases in food, alcohol, labor, and other operating costs, changes in competition, the inability to find suitable new locations, changes in consumer preferences or spending patterns, changes in demographic trends, the effectiveness of our operating and growth initiatives and promotional efforts, and changes in government regulation. Further information about the factors that might affect the Company's financial and other results are included in the Company's 10-K and 10-Q, filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                      Total Entertainment Restaurant Corp.
         Unaudited Summary Financial Data for the Second Quarter 2004
                 ($ in thousands except per share amounts)

                          Condensed Income Statements
                          ---------------------------

                      For the                      For the
                  twelve weeks ended        twenty-four weeks ended
           June 15, 2004  June 17, 2003  June 15, 2004  June 17, 2003
           -------------  -------------  -------------  --------------
              $      %       $      %       $      %       $      %
           ------- -----  ------- -----  ------- -----  ------- -----
 Food and
  beverage $29,021  93.2  $23,264  92.1  $60,442  93.0  $48,130  92.0
 Entertainment
  and other  2,120   6.8    1,985   7.9    4,546   7.0    4,160   8.0
           ------- -----  ------- -----  ------- -----  ------- -----
 Total
  net
  sales     31,141 100.0   25,249 100.0   64,988 100.0   52,290 100.0

 Costs and
  expenses:
 Costs of
  sales      8,616  27.7    6,565  26.0   17,732  27.3   13,514  25.8
 Restaurant
  operating
  expenses  16,998  54.6   13,504  53.5   33,970  52.3   27,019  51.7
 Depreciation
  and
  amortiz-
  ation      1,554   4.9    1,403   5.5    3,058   4.7    2,759   5.3
 Preopening
  costs        638   2.0      372   1.5    1,070   1.6      659   1.3
 Asset
  Impairment 2,365   7.6       --    --    2,365   3.6       --    --
           ------- -----  ------- -----  ------- -----  ------- -----
 Restaurant
  costs and
  expenses  30,171  96.8   21,844  86.5   58,199  89.5   43,951  84.1
           ------- -----  ------- -----  ------- -----  ------- -----
 Restaurant
  operating
  income       970   3.2    3,405  13.5    6,793  10.5    8,339  15.9
 General
  and
  administrative
  expenses   1,749   5.5    1,429   5.6    3,494   5.5    2,796   5.4
 Loss on
  disposal
  of
  assets        --    --       17     0       --    --       17    --
           ------- -----  ------- -----  ------- -----  ------- -----
 Income (loss)
  from
  operations  (779) (2.3)   1,959   7.8    3,299   5.0    5,526  10.5
 Other income/
  expense:
 Other income/
  (expense)     --    --       --    --        3    --       --    --
 Interest
  expense      (27) (0.1)     (45) (0.2)     (62) (0.1)     (70) (0.1)
           ------- -----  ------- -----  ------- -----  ------- -----
 Income (loss)
  before
  income
  taxes       (806) (2.4)   1,914   7.6    3,240   4.9    5,456  10.4
 Income tax
  expense
  (benefit)   (290) (0.9)     678   2.7    1,082   1.7    1,953   3.7
            ------- -----  ------- -----  ------- -----  ------- -----
 Net income
  (loss)   $  (516) (1.5) $ 1,236   4.9  $ 2,158   3.2  $ 3,503   6.7
            ======= =====  ======= =====  ======= =====  ======= =====

 Earnings
  (loss)
  per share:
   Basic   $ (0.05)       $  0.13        $  0.22        $  0.36
   Diluted $ (0.05)       $  0.12        $  0.21        $  0.34

 Shares used
  in computing
  earnings
  (loss) per
  share (in
  thousands):
   Basic     9,889          9,737          9,870          9,801
   Diluted  10,487         10,089         10,465         10,168

 Restaurants
  open at
  end of
  period        69             58             69             58

 Comparable
  sales
  growth      (0.2)%         (0.4)%          0.8%         (1.4)%

   Analysis of Components of Net Income and Earnings per Share Amounts
   -------------------------------------------------------------------
 Net earnings
  excluding
  asset
  impair-
  ment     $   998        $ 1,236        $ 3,672        $ 3,503
   Provision
    for asset
    impairment,
    net of
    tax     (1,514)            --         (1,514)            --
           -------        -------        -------        -------
    Net income
     (loss)$  (516)       $ 1,236        $ 2,158        $ 3,503
           =======        =======        =======        =======

 Diluted earnings
  (loss) per share:
 Net earnings
  excluding asset
  impair-
  ment     $  0.10        $  0.12        $  0.35        $  0.34
 Provision
  for asset
  impairment,
  net of
  tax        (0.15)            --          (0.14)            --
           -------        -------        -------        -------
 Net income
  (loss)   $ (0.05)       $  0.12        $  0.21        $  0.34
           =======        =======        =======        =======

                     Total Entertainment Restaurant Corp.
         Unaudited Summary Financial Data for the Second Quarter 2004

                 Condensed Balance Sheets
                 ------------------------
                              June 15,           December 30,
                                2004                2003
                           --------------       --------------

 Current assets:
  Cash                       $   654               $   813
  Other current assets         4,381                 4,912
                             -------               -------
                               5,035                 5,725
 Property and equipment,
  net                         60,308                56,401
 Intangibles and other
  assets                       5,580                 5,486
                             -------               -------
                             $70,923               $67,612
                             =======               =======

 Current liabilities:
  Current portion of notes
   payable                   $    --               $    --
  Other current liabilities   11,703                11,586
                             -------               -------
                              11,703                11,586
 Notes payable                 4,960                 3,635
 Other noncurrent liabilities  2,274                 3,071
 Stockholders' equity         51,986                49,320
                             -------               -------
                             $70,923               $67,612
                             =======               =======

CONTACT:  Total Entertainment Restaurant Corp.
          Jim Zielke
          InvestorRelations@totent.com
          (316) 634-0505 (x6221)